SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                  March 5, 2002
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                        (Date of earliest event reported)



                             Trans World Corporation
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             (Exact name of registrant as specified in its charter)



       Nevada                        0-25244                  13-3738518
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(State or other jurisdiction (Commission File Number)         (IRS Employer
   of incorporation)                                       Identification No.)



 545 Fifth Avenue, Suite 940, New York, New York                10017
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(Address of principal executive offices)                     (Zip Code)



                                 (212) 983-3355
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              (Registrant's telephone number, including area code)



                                 Not Applicable
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(Former name, former address and former fiscal year, if changed since last report)

                                   Page 1 of 3
                         Exhibit Index appears on Page 2




ITEM 5.   Other Events
----------------------

On March 5, 2002, Trans World Corporation announced the signing of an exchange agreement whereby its 12% senior secured bonds due December
31, 2005 in the principal sum of $4.8 million together with unpaid interest were converted to common stock, which resulted in a reduction of the Company's long-term liabilities by approximately 25%, or $6.7 million, and in a decrease of its interest expense by $576,000 per year, as of January 1, 2002, the effective date of the agreement. The exchange of debt for common stock, which was based on an exchange price of $0.18 per share, resulted in issuance of approximately 37.2 million shares of common stock and increased the Company's total outstanding shares to approximately 48.3 million. For additional information, reference is made to the Press Release, dated March 5, 2002, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


ITEM 7.   Financial Statements, Pro Forma Financial Information and Exhibits
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Exhibit Number                Description
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99.1                Press release dated March 5, 2002.


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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    TRANS WORLD CORPORATION



Date: March 8, 2002                 /s/  Rami S. Ramadan
                                    ----------------------------------------
                                    Rami S. Ramadan
                                    Chief Executive Officer
                                     and Chief Financial Officer


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